                                                                     EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated October 6, 2004 in the Amendment No. 1 to the Registration Statement (File No. 333-119182) and related Prospectus of Claymore Securities Defined Portfolios, Series 195.



                                                    /s/ Grant Thornton LLP
                                                    -------------------------

                                                    GRANT THORNTON LLP


Chicago, Illinois
October 6, 2004